EXHIBIT 32.1
Certification Pursuant to 18 U.S.C. Section 1350,
As Adopted Pursuant To
Section 906 of the Sarbanes-Oxley Act of 2002
In connection with the report on Form 10-Q of NCI, Inc. (the “Company”) for the fiscal quarter ended September 30, 2011, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Charles K. Narang, Chairman and Chief Executive Officer, and Brian J. Clark, Executive Vice President, Chief Financial Officer and Treasurer of the Company certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934.
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 2, 2011	/s/ CHARLES K. NARANG Charles K. Narang
Chairman and
Chief Executive Officer
(Principal Executive Officer)

Date: November 2, 2011	/s/ BRIAN J. CLARK Brian J. Clark
Executive Vice President, Chief Financial Officer
and Treasurer
(Principal Financial Officer)
A signed original of the written statement required by Section 906 has been provided to NCI, Inc. and will be retained by NCI, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.